Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement on Form S-8 (No. 333-269388) pertaining to both the Mereo BioPharma Group plc 2019 Equity Incentive Plan, as amended, and the Mereo BioPharma Group plc 2019 Non-Employee Equity Incentive Plan, as amended;

(2)

Registration Statement on Form S-8 (No. 333-231636) pertaining to both the Mereo BioPharma Group plc 2019 Equity Incentive Plan and the Mereo BioPharma Group plc 2019 Non-Employee Equity Incentive Plan;

(3)

Registration Statement on Form S-8 (No. 333-236498) pertaining to both the Mereo BioPharma Group plc 2019 Equity Incentive Plan and the Mereo BioPharma Group plc 2019 Non-Employee Equity Incentive Plan;

(4)

Registration Statement on Form S-8 (No. 333-252147) pertaining to i) Mereo BioPharma Group plc 2019 Equity Incentive Plan, as amended; ii) Mereo BioPharma Group plc 2019 Non-Employee Equity Incentive Plan, as amended, iii) Mereo BioPharma Group plc Share Option Scheme 2016, as amended; iv) Mereo BioPharma Group plc Deferred Bonus Share Plan 2016, as amended; v) Mereo BioPharma Group plc Long Term Incentive Plan 2016, as amended and vi) Mereo BioPharma Group Share Option Scheme 2015, as amended;

(5)

Registration Statement on Form S-8 (No. 333-262151) pertaining to both the Mereo BioPharma Group plc 2019 Equity Incentive Plan, as amended, and the Mereo BioPharma Group plc 2019 Non-Employee Equity Incentive Plan, as amended; and

(6)	Registration Statements on Form F-3 (No. 333-239708 and No. 333-258495) of Mereo BioPharma Group plc and in the related Prospectuses;

of our report dated March 31, 2021, with respect to the consolidated financial statements of Mereo BioPharma Group plc included in this Annual Report (Form 20-F) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Reading, United Kingdom

March 28, 2023